SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 25, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed on the Form 8-K filed by Central European Distribution Corporation (the “Company”) on November 24, 2009, on November 18, 2009, the Company entered into an underwriting agreement by and among the Company and Jefferies & Company, Inc. and UniCredit CAIB Securities UK Ltd., as representatives of the several underwriters named therein, to issue and sell an aggregate of 10,250,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $31.00 per share. The Company also has entered into a purchase agreement dated November 24, 2009, with Goldman Sachs International, Citigroup Global Markets Limited, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch to sell, through a wholly-owned finance subsidiary, approximately $950 million aggregate principal amount of U.S. dollar and euro-denominated senior secured notes due 2016 (collectively, the “Senior Secured Notes”) in an offering to institutional investors that is exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The offerings of Common Stock and Senior Secured Notes are referred to herein as the Refinancing.

The WBK Credit Facility

As previously disclosed on the Form 8-K filed by the Company on April 24, 2008, on April 24, 2008, the Company entered into the Facility Agreement, by and among the Company, Bols Sp. z o.o. (“Bols”), a wholly-owned subsidiary of the Company, certain other subsidiaries of the Company (the “Guarantors”) and Bank Zachodni WBK S.A. (“WBK”) (the “WBK Credit Facility”). The WBK Credit Facility provides for a term loan facility of $30,000,000 (the “Term Loan”) and an overdraft facility in a maximum amount of $20,000,000 (the “Overdraft Facility” and, together with the Term Loan, the “Loan”). The Loan is guaranteed by the Company, Bols and the Guarantors and is secured by all of the shares of capital stock of Bols and 60% of the capital stock of Copecresto Enterprises Limited (“Copecresto”), a Cypriot company and a subsidiary of the Company (the “Security”).

On November 25, 2009, in connection with the Refinancing, WBK entered into a Letter Agreement with the Company (the “Letter Agreement”) pursuant to which, among other things and subject to the conditions contained therein, (1) the Finance Parties, as defined in the WBK Credit Facility, agreed to share the Security on a pari passu basis as senior secured creditors with the holders of the Senior Secured Notes; (2) WBK agreed for purposes of the WBK Credit Facility that no action contemplated to be taken in respect of the Refinancing, including without limitation the Indenture relating to the Senior Secured Notes, the Senior Secured Notes, the purchase of the remaining equity interest in the Russian Alcohol Group (“RAG”) by exercising the Co-Investor Option and the Lion Option, as disclosed in the Form 8-K filed by the Company on November 12, 2009 and on the Form 8-K filed by the Company on November 20, 2009, the repayment of all amounts outstanding under the RAG credit facilities, or the failure to take any action or complete any steps provided in the WBK Credit Facility in respect of the Refinancing or the satisfaction and discharge (and deposit of funds sufficient to redeem the Company’s outstanding senior secured notes due 2012 into trust in respect thereof) and the redemption of the Company’s outstanding senior secured notes due 2012 shall be in violation of or constitute an event of default under, the WBK Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and Chief Financial Officer

Date: December 2, 2009